Exhibit 99.77(O)

Form N-SAR, Item 77

for Voya Variable Portfolios, Inc.

(the “Registrant”)

ITEM 77O Exhibits – Transactions Effected Pursuant to Rule 10f-3

Fund Name	Issuer	Date of Purchase	Broker/Dealer Purchased From	Affiliated/Principal Underwriter of Syndicate

Voya U.S. Bond Index Portfolio	ILLINOIS TOOL WORKS INC	2/18/2014	JPM	ING Financial Markets LLC
Voya U.S. Bond Index Portfolio	WHIRLPOOL CORP	2/20/2014	JPM	ING Financial Markets LLC
Voya U.S. Bond Index Portfolio	BANK OF AMERICA CORP	3/27/2014	BOA	Ing Financial Markets LLC
Voya U.S. Bond Index Portfolio	PLAINS ALL AMERICAN PIPELINE LP /	4/15/2014	CITI	ING Bank NV
Voya U.S. Bond Index Portfolio	EL PASO PIPELINE PARTNERS OPERATIN	4/29/2014	RBC	ING Financial Markets LLC
Voya U.S. Bond Index Portfolio	CATERPILLAR INC	5/5/2014	BARC	ING Financial Markets LLC
Voya U.S. Bond Index Portfolio	CATERPILLAR INC	5/5/2014	BOA	ING Financial Markets LLC
Voya U.S. Bond Index Portfolio	CITIGROUP INC	6/9/2014	CITI	ING Financial Markets LLC
Voya U.S. Bond Index Portfolio	JOHNSON CONTROLS INC	6/10/2014	BOA	ING Financial Markets LLC
Voya U.S. Bond Index Portfolio	JOHNSON CONTROLS INC	6/10/2014	BOA	ING Financial Markets LLC
Voya U.S. Bond Index Portfolio	JOHNSON CONTROLS INC	6/10/2014	BOA	ING Financial Markets LLC
Voya U.S. Bond Index Portfolio	HSBC USA INC	6/16/2014	HSBC	ING Financial Markets LLC
Voya U.S. Bond Index Portfolio	HSBC USA INC	6/16/2014	HSBC	ING Financial Markets LLC